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                                                                  EXHIBIT 99.1



Financial Contact: James S. Gulmi (615) 367-8325
Media Contact: Claire S. McCall (615) 367-8283



               GENESCO ANNOUNCES COMMON STOCK REPURCHASE PROGRAM

NASHVILLE, Tenn., June 28, 2006 --- Genesco Inc. (NYSE: GCO) announced today that its board of directors has authorized the use of up to $20 million of cash to repurchase shares of the Company's common stock. The purchases may be made from time to time on the open market or in privately negotiated transactions, depending on market conditions and other factors.

        Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 1,750 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hat World, Lids, Hat Zone, Cap Factory, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.undergroundstation.com, www.johnstonmurphy.com, www.lids.com, www.hatworld.com, and www.lidscyo.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers and Perry Ellis brands. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.